UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2020, MarketAxess Holdings Inc. (“MarketAxess”) and MarketAxess Europe Limited, a subsidiary of Marketaxess (“MarketAxess Europe,” and together with MarketAxess, the “Company”) entered into severance protection agreements ( the “Severance Protection Agreements”) with the following executive officers of the Company: Tony DeLise, Scott Pintoff, Kevin McPherson, Nick Themelis and Christophe Roupie. The Severance Protection Agreements provide each executive with severance payments and benefits upon a qualifying termination of employment, subject to the executive’s execution of a waiver and general release. Tony DeLise, Scott Pintoff, Kevin McPherson and Nick Themelis entered into the U.S. form of Severance Protection Agreement (the “U.S. Severance Protection Agreement”), while Christophe Roupie entered into the UK form of Severance Protection Agreement (the “UK Severance Protection Agreement”).

The Severance Protection Agreements have an initial term of 5 years and renew thereafter for successive one-year terms, unless the Company provides written notice of nonrenewal at least 12 months prior to the expiration date of the then-applicable term; provided, that if the agreement is in effect at the time of a Change in Control (as defined in the Severance Protection Agreement), the term shall continue in perpetuity thereafter.

Upon a termination of employment by the Company without Cause (as defined in the Severance Protection Agreement) prior to a Change in Control or following the second anniversary of a Change in Control, or upon resignation by the executive for Good Reason (as defined in the Severance Protection Agreement) following the second anniversary of a Change in Control, the executive shall receive the following: (i) a severance payment equal to 1.0 times the sum of (x) executive’s base salary (as in effect on the termination date, or if greater, as of immediately prior to the Change in Control) plus (y) the average of the annual cash bonuses earned by and payable to the executive for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), payable in regular installments over 12 months; (ii) a pro-rata bonus payment for the year of termination equal to the average of the annual cash bonuses earned by and payable to the executive for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), prorated based on the number of days worked during the year in which termination occurs, payable in a lump sum; (iii) to the extent earned but not paid, the annual bonus for the year preceding the year in which the termination date occurs, generally payable at the same time as other bonuses to senior executives; (iv) under the U.S. Severance Protection Agreement only, payment of any COBRA health and welfare premiums for 12 months following the termination date (or, in lieu thereof, taxable monthly payments in an after-tax amount equal to such COBRA health and welfare premiums); and (v) with respect to any then-unvested equity or equity-based incentive awards, (A) any such award subject solely to time- or service-based vesting shall continue to become vested, exercisable and payable on the same schedule for 12 months following the termination date as if the executive had remained actively employed, and (B) any such award subject to performance-based vesting shall continue to become vested, exercisable and payable on the same schedule for 12 months following the termination date as if the executive had remained actively employed (x) based on actual performance for any performance period that is completed during such 12 month period, or (y) based on target performance level for any performance period that is not completed during such 12 month period.

Upon a termination of employment by the Company without Cause or resignation by the executive for Good Reason within two years following a Change in Control, the executive shall receive the following: (i) a severance payment equal to 1.5 times the sum of (x) executive’s base salary (as in effect on the termination date, or if greater, as of immediately prior to the Change in Control) plus (y) the average of the annual cash bonuses earned by and payable to the executive for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), payable in a lump sum; (ii) a pro-rata bonus payment for the year of termination equal to the average of the annual cash bonuses earned by and payable to the executive for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), prorated based on the number of days worked during the year in which termination occurs, payable in a lump sum; (iii) to the extent earned but not paid, the annual bonus for the year preceding the year in which the termination date occurs, generally payable at the same time as other bonuses to senior executives; (iv) under the U.S. Severance Protection Agreement only, payment of any COBRA health and welfare premiums for 18 months following the termination date (or in lieu thereof, taxable monthly payments in an after-tax amount equal to such COBRA health and welfare premiums); and (v) with respect to any then-unvested equity or equity-based incentive awards, (A) any such award subject solely to time- or service-based vesting shall immediately vest in full, and (B) any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to the executive’s termination date, or (y) based on target performance level for any performance period that is not completed prior to the executive’s termination date.

Upon a termination of employment due to death or disability, the executive shall receive the following: (i) a severance payment equal to 0.5 times the sum of (x) executive’s base salary (as in effect on the termination date, or if greater, as of immediately prior to the Change in Control) plus (y) the average of the annual cash bonuses earned by and payable to the executive for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), payable in a lump sum; (ii) a pro-rata bonus payment for the year of termination equal to 0.5 times the average of the annual cash bonuses earned by and payable to the executive for the three years preceding the year in which the termination date occurs (or, if greater, the three years preceding the year in which a Change in Control occurs), prorated based on the number of days worked during the year in which termination occurs, payable in a lump sum; (iii) to the extent earned but not paid, the annual bonus for the year preceding the year in which the termination date occurs, generally payable at the same time as other bonuses to senior executives; (iv) under the U.S. Severance Protection Agreement only, payment of any COBRA health and welfare premiums for 12 months following the termination date (or in lieu thereof, taxable monthly payments in an after-tax amount equal to such COBRA health and welfare premiums); and (v) with respect to any then-unvested equity or equity-based incentive awards, (A) 50% of any such award subject solely to time- or service-based vesting shall immediately vest in full and the remainder shall be immediately forfeited, and (B) 50% of any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to the executive’s termination date, or (y) based on target performance level for any performance period that is not completed prior to the executive’s termination date.

The US Severance Protection Agreement also provides that if any payments or benefits paid or provided to each executive would be subject to, or result in, the imposition of the excise tax imposed by Internal Revenue Code Section 4999, then the amount of such payments will be automatically reduced to the minimum extent necessary such that no portion of the payment is subject to the excise tax, unless the executive would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.

Under the UK Severance Protection Agreement with Mr. Roupie, the amount of the severance payments described above will be reduced by any remuneration paid by the Company to the executive in respect of the executive’s notice of termination period in accordance with any employment contract with the Company.

In connection with entering into the Severance Protection Agreements, each executive also executed a Proprietary Information and Non-Competition Agreement.

The foregoing description of the Severance Protection Agreements is a summary only and is qualified in its entirety by the full text of the agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5., and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Severance Protection Agreement, dated as of July 31, 2020, by and between MarketAxess and Tony Delise

10.2	Severance Protection Agreement, dated as of July 31, 2020, by and between MarketAxess and Scott Pintoff

10.3	Severance Protection Agreement, dated as of July 31, 2020, by and between MarketAxess and Kevin McPherson

10.4	Severance Protection Agreement, dated as of July 31, 2020, by and between MarketAxess and Nick Themelis

10.5	MarketAxess Europe Limited Severance Protection Agreement, dated as of July 31, 2020, by and between MarketAxess Europe and Christophe Roupie

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: August 4, 2020	By:	/s/ Scott Pintoff
		Name:	Scott Pintoff
		Title:	General Counsel and Secretary